1,273,885 SHARES

HUDSON HIGHLAND GROUP, INC.

Common Stock

UNDERWRITING AGREEMENT

March 18, 2004

        1.    Introductory. Hudson Highland Group, Inc., a Delaware corporation (“Company”), proposes to issue and sell 1,273,885 shares of its common stock, par value $.001 per share (“Common Stock”) registered under the registration statement referred to in Section 2(a) (“Firm Securities”).

        The firm or firms named in Schedule A hereto which agree to purchase the Firm Securities are hereinafter referred to as the “Underwriters”, and the representative or representatives of the Underwriters, if any, specified in Schedule B are hereinafter referred to as the “Representatives”; provided, however, that if Schedule B does not specify any representative of the Underwriters, the term “Representatives,” as used in this Agreement (other than in Sections 2(b), 6(c) and 7 and the second sentence of Section 3), shall mean the Underwriters.

        2.   Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) A registration statement (No. 333-110765), including a prospectus, relating to the Firm Securities has been filed with the Securities and Exchange Commission (“Commission”) and has become effective. Such registration statement, is hereinafter referred to as the “Registration Statement,” and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the offering of the Firm Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Securities Act of 1933 (“Act”), including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus.” No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(b) On the effective date of the Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date (as defined below), the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

(c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have individually or in the aggregate a Material Adverse Affect (as defined below).

(d) Each “significant subsidiary” as listed on Schedule C hereto (each subsidiary on Schedule C is referred to herein as a “Significant Subsidiary” and, collectively, as the “Significant Subsidiaries”) of the Company has been duly incorporated and is a validly existing corporation under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have individually or in the aggregate a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except that the capital stock of certain Significant Subsidiaries directly or indirectly owned by the Company has been pledged as security for the payment and performance of all obligations and liabilities of the Company under the Amended and Restated Loan and Security Agreement, dated June 25, 2003, as amended, by and among the Company, Wells Fargo Foothill, Inc., as agent, and the lenders party thereto (“Loan Agreement”).

(e) The Firm Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Firm Securities have been delivered and paid for in accordance with this Agreement on the Closing Date, such Firm Securities will have been, validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Firm Securities.

(f) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Firm Securities.

(g) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(h) The Firm Securities have been approved for listing on The Nasdaq Stock Market’s National Market (“Nasdaq National Market”), subject to notice of issuance.

(i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Firm Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws and except in any such case where the failure to obtain such consent, approval or authorization, or to make such filing, would not have individually or in the aggregate a Material Adverse Effect.

(j) The execution, delivery and performance of this Agreement and the issuance and sale of the Firm Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full corporate power and authority to authorize, issue and sell the Firm Securities as contemplated by this Agreement.

(k) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would have individually or in the aggregate a Material Adverse Effect, except that all of the assets owned by the Company and certain of its subsidiaries have been pledged as security for the payment and performance of all obligations and liabilities of the Company under the Loan Agreement; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(l) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(m) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(n) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any written notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(o) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise required to be described in the Prospectus but are not so described; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(p) The historical consolidated financial statements included in the Registration Statement and Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as noted therein, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein; and, in the opinion of the Company, the assumptions used in preparing the pro forma financial statements included in the Registration Statement and Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(q) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(r) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(s) The Company is not and, after giving effect to the offering and sale of the Firm Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(t) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Firm Securities it commences doing such business.

        3.   Purchase, Sale and Delivery of Firm Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $22.14, per share, that number of Firm Securities (rounded up or down, as determined by Robert W. Baird & Co. Incorporated (“Baird”) in its discretion, in order to avoid fractions) obtained by multiplying 1,273,885 Firm Securities by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities.

        The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Baird drawn to the order of the Company at the office of Foley & Lardner, U.S. Bank Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 at 8 A.M., Chicago time, on March 23, 2004, or at such other time not later than seven full business days thereafter as Baird and the Company determine, such time being herein referred to as the “Closing Date”. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as Baird requests and will be made available for checking and packaging at the above office of Foley &Lardner at least 24 hours prior to the Closing Date.

        4.   Offering by Underwriters. It is understood that the several Underwriters propose to offer the Firm Securities for sale to the public as set forth in the Prospectus.

        5.   Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the registration statement relating to the Firm Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Firm Securities:

(a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) or Rule 424(b)(5) not later than the second business day following the execution and delivery of the this Agreement.

(b) The Company will advise Baird promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford Baird a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise Baird promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Firm Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify Baird of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither Baird’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the registration statement relating to the Firm Securities, which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such effective date, except that, if such fourth quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as Baird reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company will arrange for the qualification of the Firm Securities for sale under the laws of such jurisdictions as Baird designates and will continue such qualifications in effect so long as required for the distribution.

(g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees or other expenses (including reasonable fees and disbursements of counsel) in connection with qualification of the Firm Securities for sale under the laws of such jurisdictions as Baird may designate and the preparation of memoranda relating thereto (provided that counsel fees in connection therewith do not exceed $5,000), for any applicable filing fee incident to, the review by the National Association of Securities Dealers, Inc. of the Firm Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Firm Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

(h) For a period of 180 days after the date hereof, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Baird, except (i) issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of this Agreement, (ii) grants of employee stock options pursuant to the terms of a plan in effect on the date of this Agreement and issuances of Common Stock pursuant to the exercise of such options, (iii) issuance of Common Stock to employees pursuant to the terms of a plan in effect on the date of this Agreement, (iv) filing a registration statement increasing the number of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock available for grant or issuance under the terms of a plan in effect on the date of this Agreement, (v) filing a registration statement to register shares of Common Stock for use in connection with acquisitions, and (vi) issuances of Common Stock in connection with acquisitions and the filing of a registration statement to permit the resale of those shares of Common Stock.

        6.   Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein, to the accuracy in all material respects of the statements of Company officers made pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter, dated the date of delivery thereof, of BDO Seidman, LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i) in their opinion the financial statements and any schedules and any summary of earnings audited by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii) on the basis of a reading of the latest available interim financial statements of the Company, and inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in stockholders’ equity or net current assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

(B) for the period from the closing date of the latest statement of operations included in the Prospectus to the closing date of the latest available statement of operations read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated revenue, or any increase in the total amount of net loss;

except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c) Subsequent to the execution of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including any Representatives, has a Material Adverse Effect and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Firm Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of a majority in interest of the Underwriters including any Representatives, be likely to prejudice materially the success of the proposed issue, sale or disposition of the Firm Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Firm Securities.

(d) The Representatives shall have received an opinion, dated the Closing Date, of Foley & Lardner LLP, counsel for the Company, to the effect that:

(i) The Company is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other U.S. jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect;

(ii) The Firm Securities and all other outstanding shares of the Common Stock of the Company have been duly authorized; all outstanding shares of Common Stock are, and the Firm Securities being sold by the Company pursuant to this Agreement will be, when paid for in accordance with this Agreement, validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and, to the knowledge of such counsel, the stockholders of the Company have no preemptive rights with respect to the Firm Securities;

(iii) To the knowledge of such counsel, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Firm Securities by the Company, except such as have been obtained and such as may be required under the Act and under applicable securities laws of the various jurisdictions in which the Firm Securities will be offered and sold, as to which such counsel need express no opinion, and except in any such case where the failure to obtain such consent, approval or authorization, or to make such filing, would not have individually or in the aggregate a Material Adverse Effect;

(v) The execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein (including the issuance and sale of the Firm Securities and the use of the proceeds from the sale of the Firm Securities as described in the Prospectus under the caption “Use Of Proceeds”) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any U.S. governmental agency or body or any U.S. court having jurisdiction over the Company or any of its properties, or any agreement or instrument set forth on Schedule D to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of the Company, except in any such case where such breach, violation or default would not have a Material Adverse Effect, and the Company has full corporate power and authority to authorize, issue and sell the Firm Securities as contemplated by this Agreement;

(vi) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement(except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), as of its effective date, the Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), as of the date of this Agreement, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; and

(vii) This Agreement has been duly authorized, executed and delivered by the Company.

Such counsel shall also state in such opinion that no facts have come to the attention of such counsel that lead it to believe that the Registration Statement, as of its effective date or as of the Closing Date, as of its date or as of the Closing Date (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the Closing Date, as of its date or as of the Closing Date (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Representatives shall have received from McDermott, Will & Emery, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Firm Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

(g) The Representatives shall have received a letter, dated the Closing Date, of BDO Seidman, LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(h) The Representatives shall have received lock-up letters from each of Jon F. Chait and Richard W. Pehlke.

(i) The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.

The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement.

        7.   Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus Supplement furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting”; and provided, further that this indemnity shall not inure to the benefit of any Underwriter or any person who controls such Underwriter on account of any such losses, claims, damages or liabilities arising out of any defect or alleged defect in any preliminary prospectus or preliminary prospectus supplement if a copy of the Prospectus or Prospectus Supplement (exclusive of any documents incorporated by reference therein), as the case may be, shall not have been given or sent by such Underwriter with or prior to the written confirmation of the sale involved to the extent that (i) the Prospectus or Prospectus Supplement would have cured such defect or alleged defect and (ii) sufficient quantities of the Prospectus or Prospectus Supplement were timely made available to such Underwriter.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in this Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Firm Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Firm Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

        8.   Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Firm Securities under this Agreement and the aggregate number of shares of Firm Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Firm Securities, Baird may make arrangements satisfactory to the Company for the purchase of such Firm Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement (including the provisions of this Agreement), to purchase the Firm Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number of shares of Firm Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Firm Securities and arrangements satisfactory to Baird and the Company for the purchase of such Firm Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        9.   Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Firm Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Firm Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect. Notwithstanding the foregoing, if the purchase of the Firm Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), then the Company will reimburse the Underwriters for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Firm Securities.

        10.   Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 622 Third Avenue, New York, New York 10017, Attention: Chief Financial Officer.

        11.   Successors. This Agreement will inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

        12.   Representation of Underwriters. Any Representative will act for the several Underwriters in connection with the financing contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by Baird will be binding upon all the Underwriters.

        13.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        14.   Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

        The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Several Underwriters in accordance with its terms.

Very truly yours,

Hudson Highland Group, Inc.

By:	/s/ Richard W. Pehlke
Name: Richard W. Pehlke Title: Executive Vice President and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed
and accepted as of the date first above written.

Robert W. Baird & Co. Incorporated, William Blair & Company, L.L.C.
Acting severally on behalf of itself and as representative of the several Underwriters named on Schedule A attached hereto

By:	Robert W. Baird & Co. Incorporated,

By:	/s/ Brenton A. Schoch
Name: Brenton A. Schoch Title: Managing Director

By:	William Blair & Company, L.L.C.

By:	/s/ Richard P. Conklin
Name: Richard P. Conklin Title: Principal

SCHEDULE A

Name	Number of Firm Securities to Be Purchased
Robert W. Baird & Co. Incorporated	828,025
William Blair & Company, L.L.C	445,860

SCHEDULE B

Representatives

Robert W. Baird & Co. Incorporated
William Blair & Company, L.L.C.

SCHEDULE C

Hudson Global Resources America, Inc.

Hudson Global Resources Holdings, Inc.

Hudson Global Resources Management, Inc.

Hudson Global Resources Limited

Highland Partners Limited

Hudson Global Resources (Aust) Pty Ltd

Hudson Trade &Industrial Services Pty Ltd

Hudson Trade & Industrial Solutions Pty Ltd

Hudson Global Resources (Newcastle) Pty Ltd

SCHEDULE D

        1.     Distribution Agreement, dated March 31, 2003, by and between Hudson Highland Group, Inc. and Monster Worldwide, Inc. (f//k/a TMP Worldwide Inc.).

        2.     Amended and Restated Loan and Security Agreement, dated as of June 25, 2003, by and among Hudson Highland Group, Inc. and each of its subsidiaries that are signatories thereto, as Borrowers, the lenders that are signatories thereto, as the Lenders, and Wells Fargo Foothill, Inc. as the Arranger and Administrative Agent.

        3.     Amendment No. 1 to Amended and Restated Loan Security Agreement, dated as of September 30, 2003, between Hudson Highland Group, Inc. and Wells Fargo Foothill, Inc.

        4.     Amendment No. 2 to and Consent Under Amended and Restated Loan and Security Agreement, dated as of December 29, 2003, between Hudson Highland Group, Inc. and Wells Fargo Foothill, Inc.

        5.     Amendment No. 3, Consent and Joinder to Amended and Restated Loan Security Agreement, dated as of March 2, 2004, between Hudson Highland Group, Inc. and Wells Fargo Foothill, Inc.

        6.     Transition Services Agreement, dated as of March 31, 2003, by and between Monster Worldwide, Inc. (f//k/a TMP Worldwide Inc.) and Hudson Highland Group, Inc.

        7.     Tax Separation Agreement, dated as of March 31, 2003, by and between Monster Worldwide, Inc. (f//k/a TMP Worldwide Inc.) and Hudson Highland Group, Inc.

        8.     Employment Agreement, dated March 7, 2003, between Richard W. Pehlke and Monster Worldwide, Inc. (f//k/a TMP Worldwide Inc.).

        9.     Employment Agreement, dated November 27, 2002, between Richard Harris and Monster Worldwide, Inc. (f//k/a TMP Worldwide Inc.).

        10.     Agreement, dated March 12, 2002, between Margaretta Noonan and Monster Worldwide, Inc. (f//k/a TMP Worldwide Inc.).

        11.     Letter, dated May 6, 2003, between Rick Gray and Hudson Highland Group, Inc.

        12.     Letter, dated March 25, 2003, between Steven B. London and Hudson Highland Group, Inc.